                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      J. B. HUNT TRANSPORT SERVICES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      J. B. HUNT TRANSPORT SERVICES, INC.
                         615 J. B. HUNT CORPORATE DRIVE
                            LOWELL, ARKANSAS   72745


                         NOTICE AND PROXY STATEMENT FOR
                          ANNUAL STOCKHOLDERS' MEETING

                          ___________________________


                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

                    TO BE HELD ON MAY 11, 1995 AT 10:00 A.M.



   The Annual Meeting of Stockholders of J. B. Hunt Transport Services, Inc. (the "Company") will be held May 11, 1995 at 10:00 a.m. (CST) at the Company's world headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas for the following purposes:

 (1) To elect ten (10) directors and to fix the number of directors for the ensuing year at ten (10).

 (2) To approve the Amended Management Incentive Plan.

 (3) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the next fiscal year.

 (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record on March 10, 1995 will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

   A copy of the 1994 Annual Report to Stockholders is enclosed.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present, the Board of Directors requests that you promptly complete, sign, date and mail the enclosed proxy. If you attend the meeting, you may vote either in person or by your proxy.

                              By Order of the Board of Directors



                                     JOHNELLE D. HUNT
                                        Secretary


Lowell, Arkansas
April 11, 1995


             YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND RETURN
                           YOUR PROXY WITHOUT DELAY.

                      J. B. HUNT TRANSPORT SERVICES, INC.

                         615 J. B. HUNT CORPORATE DRIVE
                            LOWELL, ARKANSAS  72745



                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995



                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of J. B. Hunt Transport Services, Inc. (the "Company"). The Proxy Statement, Form of Proxy and 1994 Annual Report are being mailed to the stockholders on or about April 11, 1995. Proxies will be voted at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held May 11, 1995 at 10:00 a.m. at the Company's world headquarters, located at 615
J. B. Hunt Corporate Drive, Lowell, Arkansas; and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The telephone number of the Company is
(501) 820-0000. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented thereby will be voted in favor of the proposals of the Board of Directors discussed herein.



                             REVOCATION OF PROXIES

  A Form of Proxy for use at the Annual Meeting is enclosed together with a return envelope. Any stockholder who executes and delivers his proxy has the right to revoke it at any time before it is exercised. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting.



                      OUTSTANDING STOCK AND VOTING RIGHTS

  The outstanding shares of stock of the Company as of March 10, 1995 total 38,564,747, all Common Stock, $.01 par value. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 10, 1995. The stock transfer books of the Company will not be closed. With respect to the election of directors, each stockholder of the Company, or his proxy if one is appointed, has voting rights under the laws of the State of Arkansas. That is, each stockholder, or his proxy, may vote his shares for one director, or may distribute votes on the same principle among as many nominees as he may desire. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy.

                                METHOD OF VOTING

  An affirmative vote of a majority of the votes present, in person or by proxy, is required to pass each of the items listed on the proxy to be voted upon except for the election of directors or the ratification of auditors. The election of directors will be approved if each director nominee receives a plurality of the votes cast. Ratification of auditors will also require a plurality of the votes cast. All proxies submitted will be tabulated by First Chicago Trust Company of New York.

  With respect to the election of directors, a stockholder may withhold authority to vote for all nominees by checking the box "withhold authority" on the enclosed proxy or may withhold authority by crossing out the name of such nominee or nominees as indicated on the enclosed proxy. The enclosed proxy also provides a method for stockholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a stockholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

  An abstention or a broker non-vote, i.e., when a stockholder does not grant his or her broker authority to vote his or her shares on non-routine matters, will have no effect on any item to be voted on at this meeting.

  On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


                 REPORT OF ACTION TAKEN AT PRIOR ANNUAL MEETING
                        OF STOCKHOLDERS ON MAY 12, 1994

  The 1994 Annual Meeting was held on May 12, 1994. At that meeting 88 percent of eligible shares were voted. The ten nominees for the Board of Directors were elected by a vote of 99.91 percent of the total shares voted.



                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS



GENERAL

  The Board of Directors has recommended to the stockholders that the number of directors which shall be authorized to manage the affairs of the Company for the ensuing year shall be ten (10). The Board of Directors has submitted the following slate of directors for election at the annual meeting.


J. B. HUNT                                                         DIRECTOR 1961

 Age 68; Chairman of the Board of Directors of the Company.  Founder of the
 J. B. Hunt Company in 1961, he has served as Chairman of the Board since 1982. Mr. Hunt is a director of the American Trucking Association Foundation, and the Texas Mexican Railway

 Company (a subsidiary of Transportacion Maritima Mexicana). He also serves on the Advisory Board of the Transportation Center at Northwestern University and is a member of the Arkansas Business Council.

JOHNELLE D. HUNT                                                 DIRECTOR 1993

 Age 63; Secretary of the Company and J. B. Hunt Transport, Inc., and Assistant Secretary of L. A., Inc., Hunt Mexicana S.A. de C.V., Great Western Trucking Company, Inc. and Queen City Express, Inc., subsidiaries of the Company. She served as Credit Manager from 1962 to 1987, was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988, at which time she was elected Secretary.

J. BRYAN (BRYAN) HUNT, JR.                                       DIRECTOR 1991

 Age 36; Vice Chairman of the Board and Assistant Secretary, Assistant Secretary and Chief Operating Officer of the van division of J. B. Hunt Transport, Inc., a subsidiary of the Company. Joining the Company through its Management Training Program in 1983, he served as an outside marketing representative in 1984 and as the Director of Personnel from 1985 to 1987. He was appointed Assistant to the Chairman of the Board in February 1988 and Assistant Secretary in October 1988. He is the Chairman and Chief Executive Officer of One National Bank.

J. KIRK THOMPSON                                                 DIRECTOR 1985

 Age 41; President and Chief Executive Officer of the Company, and President and Chief Executive Officer of J. B. Hunt Transport, Inc. and President of L.A., Inc., subsidiaries of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. Between 1978 and 1979 he was associated with KPMG Peat Marwick. Returning to the Company in 1979, he served as Vice President of Finance until 1984, Executive Vice President and Chief Financial Officer until 1985, President and Chief Operating Officer from 1986 until 1987 when he was elected President and Chief Executive Officer.

JOHN A. COOPER, JR.                                              DIRECTOR 1990

 Age 56; Chairman of the Board of Cooper Communities, Inc. (a community development company). He serves as a director on the Boards of Wal-Mart Stores, Inc. and Entergy Corporation and is a member of the Arkansas Business Council.

FRED K. DARRAGH, JR.                                             DIRECTOR 1967

 Age 78; Managing Partner of Darragh Investment Company and former Chairman of the Board of the Darragh Company (a feed manufacturer with an integrated egg operation and construction material division).

WAYNE GARRISON                                                   DIRECTOR 1981

 Age 42; currently is a real estate developer and manages private interests in thoroughbred horses and investments. Mr. Garrison joined the Company in 1976 as Plant Manager. He served the Company as Vice President of Finance in 1978, Executive Vice President in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from 1986 - 1991.

GENE GEORGE                                                      DIRECTOR 1961

 Age 72; Chairman of the Board of George's Inc. (an integrated poultry company). He is also a director of First National Bank of Springdale, Arkansas Protein, and a member of the Board of Trustees for Springdale Memorial Hospital.

THOMAS L. HARDEMAN                                       DIRECTOR OCTOBER 1994

 Age 57; President of BTTB Investments, a private investment company. Retiring from United Parcel Service after 35 years, he served as Corporate Vice President from 1984 until his retirement in April, 1994. He is the former Chairman of the Advisory Board for the Commercial Vehicle Safety Alliance, former board member of the Professional Truck Driver Institute of America, and served on the American Legislative Exchange Council and the State Government Affairs Council.

LLOYD E. PETERSON                                                DIRECTOR 1990

 Age 82; Chairman of Peterson Farms, Inc. (an integrated poultry company, poultry breeder and cattle farm operation). He also serves as Chairman of the Board for Decatur State Bank and Director Emeritus of Grand Federal Bank.

  Under the terms of the Company's articles and Arkansas law, the Board of Directors can fix or change the number of directors by up to 30% of the number of directors last approved by the stockholders. On October 13, 1994, the Board, pursuant to its articles and Arkansas law, expanded the number of directors to eleven and filled the newly created board position with Mr. Thomas L. Hardeman. In January of 1995, Mr. Grimsley announced his intention not to stand for reelection to the Board of the Company. Mr. Grimsley's tenure on the Board dates from 1970 and his loyal service is greatly appreciated.

  Each of the foregoing nominees is currently serving as a director of the Company. Except for Mr. Hardeman, each was elected at the last Annual Meeting. Mr. Hardeman was elected by the Board subsequent to the Annual Meeting. Johnelle D. Hunt is the wife of J. B. Hunt and J. Bryan Hunt, Jr. is the son of
J. B. and Johnelle Hunt. There are no other family relationships among the foregoing nominees.

  Under the bylaws of the Company, directors serve for a term to expire at the next Annual Meeting and until their successors shall have been elected and qualified.


  These ten (10) persons will be placed in nomination for election to the Board of Directors. The shares represented by the proxy cards returned will be voted "FOR" the election of these nominees unless you specify otherwise.



                                BOARD COMMITTEES


  The business of the Company is managed under the direction of the Board of Directors, which meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters which require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings. The Board of Directors met six times during the 1994 fiscal year. During this period all members of the Board participated in at least 75% of all meetings including the Annual Meeting.

  The Board of Directors has established Executive, Audit and Compensation Committees to direct attention to specific subjects and to act on its behalf in discharging its responsibilities.


  EXECUTIVE COMMITTEE. The Executive Committee is comprised of Messrs. J. B. Hunt, Garrison and Peterson. The Committee has broad power to act for and on behalf of the Board of Directors between the regularly scheduled meetings of the Board of Directors.


  AUDIT COMMITTEE. The Audit Committee, which met once during the year, is comprised of Messrs. George, Grimsley (Chairman) and Thompson. The Committee's responsibilities are to oversee the Company's internal accounting controls, select independent auditors, review the annual audit plan with the independent auditors, review the annual report and results of the audit, review management's engagement of the independent auditors, and optionally, to provide a letter from the Chairman in the stockholder's annual report describing the Committee's responsibilities and activities.

  COMPENSATION COMMITTEE. The Compensation Committee, which met three times during the year, is comprised of Messrs. Cooper (Chairman), Darragh, Hardeman and Peterson. The Committee's responsibilities are to oversee and recommend to the Board of Directors all aspects of executive compensation and provide performance based compensation criteria designed to satisfy the definition of qualifying compensation for deductibility under Section 162(m) of the Internal Revenue Code. A report follows, prepared by the Compensation Committee, discussing the Company's policies towards executive compensation.

  COMPENSATION OF DIRECTORS. For fiscal year 1994, outside directors of the Company were paid $2,500 per meeting attended and reimbursed for their travel expenses. Inside directors (who are also employees) were paid $2,500 for each meeting attended and their compensation is reflected in Exhibit I following. In addition to Board meetings, any director who attended a meeting of a committee on which he served was paid $500 per meeting.

  The Company does not have a standing nominating committee. The Board nominates persons to stand for election as directors. The Board will consider suggestions for names of possible future nominees made in writing by stockholders and sent to the Secretary of the Company if they are received on or before December 31st of any year. Stockholders may, however, nominate and vote for any legally qualified person for election to the Board of Directors.



                               EXECUTIVE OFFICERS

The Company's executive officers are:

NAME                           AGE          POSITION WITH COMPANY
- ----                           ---          -------------------------------
J. B. Hunt (1)                  68          Chairman of the Board; Director
J. Bryan Hunt, Jr.  (1)         36          Vice Chairman of the Board and
                                             Assistant Secretary; Director
Johnelle D. Hunt (1)            63          Secretary; Director
Kirk Thompson (1)               41          President and Chief Executive
                                             Officer; Director
Paul R. Bergant (2)             48          Executive Vice President,
                                             Marketing
Stephen L. Palmer (3)           40          Executive Vice President, Human
                                             Resources and Risk Management
Bob D. Ralston (4)              48          Executive Vice President,
                                             Maintenance
Jerry W. Walton (5)             48          Executive Vice President,
                                             Finance and Chief Financial Officer



(1) See "Election of Directors" for information.
(2) Mr. Bergant joined the Company in 1978 as a staff ICC attorney. He was promoted to Executive Vice President of Marketing in 1985. He also serves as President of J. B. Hunt Corporation, a subsidiary of the Company.
(3) Mr. Palmer joined the Company in 1980 as Fuel Coordinator. Working in the Human Resources Department since 1982, he has served the Company as Executive Vice President of Human Resources and Risk Management since 1988.
(4) Mr. Ralston joined the Company in 1978 as Shop Foreman. He has served as Executive Vice President of Maintenance since 1989.
(5) Mr. Walton joined the Company October 1, 1991 as Executive Vice President of Finance and Chief Financial Officer. Prior to joining the Company, Mr. Walton served as the managing partner for the Little Rock office of KPMG Peat Marwick.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                    OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The authorized Common Stock of the Company consists of 100,000,000 shares, $.01 par value. As of the close of business on March 10, 1995 there were 38,564,747 shares outstanding held by 2,022 stockholders of record.

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director of the Company, by each person known to the Company to be, at February 28, 1995, the beneficial owner of more than five percent of the Company's Common Stock, each named executive officer (Exhibits I, II and III), and by all officers and directors as a group.



                                              BENEFICIAL  OWNERSHIP
                                              ----------------------
DIRECTORS AND OFFICERS                          SHARES     PERCENT   (11)
- ----------------------                        ----------  ---------
J. B. Hunt (1)                                15,066,099      39.07%
Kirk Thompson (2)                                240,170          *
John A. Cooper, Jr.                                1,500          *
Fred K. Darragh, Jr. (3)                         266,496          *
Wayne Garrison (4)                             1,763,000       4.57
Gene George (5)                                1,169,514       3.03
Thomas L. Hardeman                                     0          *
J. Bryan Hunt, Jr. (6)                           226,688          *
Johnelle D. Hunt                                 134,883          *
Lloyd E. Peterson                              1,275,000       3.30
Paul R. Bergant (7)                              235,493          *
Jerry W. Walton (8)                               52,794          *

All executive officers and directors          20,485,513      53.12%
as a group (14 persons) (9)

*Less than 1 percent


OTHER PRINCIPAL STOCKHOLDERS
- ----------------------------

INVESCO PLC (10)                               3,376,800       8.75%
11 Devonshire Square, London, England


(1) Mr. Hunt's address is 615 J. B. Hunt Corporate Drive, Lowell, Arkansas
    72745.
(2) Includes options to purchase 41,355 shares exercisable as of February 28, 1995.
(3) Shares owned by the Frederick K. Darragh, Jr. Revocable Trust, Frederick K. Darragh, Jr., Trustee.
(4) Includes shares owned by immediate family.
(5) Includes 730,989 shares owned by a partnership of which Mr. George is a general partner and 438,525 shares owned by Mr. George in a limited partnership.
(6) Includes shares owned by immediate family and options to purchase 3,960 shares exercisable as of February 28, 1995.
(7) Includes options to purchase 35,025 shares exercisable as of February 28, 1995.
(8) Includes 6,680 shares held in trusts in which Mr. Walton is designated as the trustee. 22,500 shares are subject to restriction on resale until October 1996.
(9) Includes options to purchase 28,246 shares exercisable as of February 28, 1995.

(10) Based on Schedule 13G filed by the indicated party. In said filing, beneficial ownership of such shares was disclaimed by INVESCO PLC. The amount and percentage of shares was reported by the company on February 10, 1995.

(11) The percentages are based upon 38,564,747 shares, which equal the outstanding shares of the Company as of March 10, 1995.



                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  On June 24, 1992 the Securities and Exchange Commission ("SEC") published for public comments proposed new rules for executive compensation disclosure. These proposals are intended to provide stockholders a clear and concise presentation of the compensation paid to executive officers and to make clear the directors' reasoning in fundamental compensation decisions.

  The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman (as one of the four highest paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the three highest paid officers of the Company for such period in all capacities in which they served.



EXHIBIT I


                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term Compensation
                                                                   ----------------------
                       Annual Compensation                         Awards              Payouts
                       -------------------                         ------              -------
                                                Other                   Securities
                                                Annual     Restricted   Underlying                   All other
Name and                                        Compen-    Stock        Options/        LTIP         Compen-
Principal                                       sation     Award(s)     SARs (#)       Payouts        sation
Position         Year  Salary($)  Bonus($)       ($)       ($) (1)        (2)           ($)          ($)   (3)
- --------------------------------------------------------------------------------------------------------------
J. B. Hunt       1994  $750,000   $ 20,625       N/A          N/A          N/A            N/A         $36,867
Chairman         1993   750,000     96,590       N/A          N/A          N/A            N/A          34,812
                 1992   675,000    283,273       N/A          N/A          N/A            N/A          28,951

Kirk Thompson    1994   400,000     11,000       N/A       $144,500      33,000        $54,844         11,828
President and    1993   396,398     55,195       N/A        325,500        N/A          82,266         13,043
CEO              1992   387,207    165,226       N/A        522,875        N/A         137,110         12,511

Jerry Walton     1994   250,000      6,875       N/A         68,000      18,000           N/A          12,098
Executive VP     1993   250,000     35,000       N/A        202,500        N/A            N/A          13,157
Finance and      1992   259,615     85,000       N/A        199,500        N/A            N/A          75,928
CFO

Bryan Hunt       1994   227,690      6,187       N/A        105,450      16,000         12,500         11,828
Vice Chairman    1993   212,851     25,290       N/A        162,000        N/A          18,750         13,043
and Assistant    1992   194,952     72,704       N/A        199,500        N/A          31,250         12,511
Secretary

Paul Bergant     1994   220,000      6,050       N/A        163,200      16,000         20,625         11,828
Executive VP     1993   209,769     27,103       N/A          N/A          N/A          30,938         21,465
Marketing        1992   196,615     81,178       N/A        157,500        N/A          51,563         12,511

(1) The value of the restricted stock awards at the end of the last fiscal year were $572,638, $642,788, $298,138 and $260,775 for Messrs. Thompson, Walton,
    Hunt and Bergant respectively. Such value is determined by the closing market price for the stock at the end of fiscal 1994. The number of restricted stock awards held by Messrs. Thompson, Walton, Hunt and Bergant at the end of the last fiscal year were 37,550, 42,150, 19,550, and 17,100 respectively. Shares vest over a four-year period in 10, 20, 30 and 40% increments. Dividends are payable on all shares.

(2) There were no stock appreciation rights ("SARs") granted to the above named executives by the Company.

(3) Includes contributions to Company retirement plans on behalf of the executives in the amounts of $11,786 to Mr. Hunt, and $11,828 to Messrs. Thompson, Walton, Bryan Hunt and Bergant.

    Also included in other compensation:

    The Company advances premiums on a life insurance policy on the joint lives of Mr. and Mrs. J. B. Hunt. The Company has advanced $3,280,000 of premiums on this policy. The premium advances, plus accrued interest at market rates approximating $416,000 as of December 31, 1994, are a receivable to the Company from a trust which is the owner and beneficiary of the policy. During 1994, the Company paid premiums of $265,000 with respect to the life insurance policy, of which Mr. and Mrs. J. B. Hunt's share, as reported by the insurance carriers, consisted of $25,081.


EXHIBIT II


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                            Value of
                                                          Number of         Unexercised
                                                          Unexercised       In-the-Money
                                                          Options at        Options at
                                                          FY-End (#)        FY-End ($)

Name and           Shares Acquired                       Exercisable/       Exercisable/
Position           on Exercise(#)    Value Realized($)   Unexercisable      Unexercisable
- -----------------------------------------------------------------------------------------
J. B. Hunt                 N/A             N/A               N/A                N/A
Chairman                                                     N/A                N/A

Kirk Thompson            27,555        $222,117            41,355  E         $ 47,726  E
President and                                              39,000  U                0  U
CEO

Jerry Walton                  0               0                 0                   0  E
Executive VP                                               18,000  U                0  U
Finance and CFO

Bryan Hunt               40,590         348,653             3,960  E           10,890  E
Vice Chairman                                              40,750  U           22,695  U
and Assistant
Secretary

Paul Bergant             15,000         255,000            75,525  E          464,343  E
Executive VP                                               16,600  U                0  U
Marketing


The above Exhibit reflects options only. The Company has no SARs at the present time.

EXHIBIT III



          OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES



                   Number of
                   Securities    Percent
                   Underlying    of Total     Option                  Potential Realizable Value (1)
Name and           Options       Options      Price      Expiration
Position           Granted       Granted      ($/Sh)     Date              5%              10%
- ---------------------------------------------------------------------------------------------------
J. B. Hunt           N/A           N/A         N/A          N/A             N/A             N/A
Chairman

Kirk Thompson       33,000        8.42%       $17.00       7/13/05        $398,500       $1,039,598
President and
CEO

Jerry Walton        18,000        4.59         17.00       7/13/05         217,364          567,054
Executive VP
Finance and CFO

Bryan Hunt          16,000        4.08         18.50       9/06/05         210,260          548,523
Vice Chairman
and Assistant
Secretary

Paul Bergant        16,000        4.08         17.00       7/13/05         193,212          504,048
Executive VP
Marketing

The above Exhibit reflects options only. The Company has no SARs at the present time.

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and are not an estimate or projection of future prices or appreciation of the Company's Common Stock or the actual future value of these options.



                      REPORT OF THE COMPENSATION COMMITTEE
                           AND THE BOARD OF DIRECTORS



  The Compensation Committee of the Board of Directors was comprised during calendar year 1994 of Messrs. Cooper (Chairman), Darragh, and Peterson, all
outside directors of the Company.   Members for the 1995 calendar year are
Messrs. Cooper, Darragh and Peterson. In 1994 the Compensation Committee and the Board of Directors approved all executive officers' base compensation. The Compensation Committee met three times in 1994.

  In accordance with SEC rules designed to enhance disclosure of the compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it relates to the named officers for fiscal 1994 and performance based compensation for 1995.

  COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of equity-based incentive, is designed to attract and retain qualified executives and ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and management, in general, are eligible for and do participate in incentive compensation plans.

  PERFORMANCE MEASURE.   In evaluating annual executive compensation the
Committee examines earnings per share (EPS), return on assets and equity, revenue growth and increased value to stockholders. These factors are compared to corporate goals, prior performance and performance of the Company's peer group. While the Company is predominantly a truckload carrier, the Company believes performance should be compared with other major transportation companies.

  FISCAL 1994 COMPENSATION.   For fiscal 1994, the Company's executive
compensation program consisted of (i) base salary, (ii) performance based cash bonus, (iii) deferred performance based cash bonus, and (iv) Management Incentive Plan benefits.

  The peer group used for compensation decisions include some companies in the peer group selected for the performance graph. However, most of the companies used in the compensation process were top trucking and shipping companies and other top competitive, high performing companies which are leaders in their industries located in the Company's geographic area.

  As a group, the Company's executives base and total compensation generally falls within the range of the peer group.

  BASE SALARY. Executive base salaries were reviewed to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. In reviewing base salaries national surveys prepared by third party consultants were utilized. The salary comparisons not only include the Company's peer group, but also include companies of similar size and complexity. Individual salaries are also based on other factors such as the individual's past performance and potential within the Company and the level and scope of responsibility.

  PERFORMANCE CASH BONUS. Performance cash bonuses are awarded quarterly to executives primarily based on increases in EPS. The amount of bonus paid is a percentage of the executive's salary with a subjective discretionary component. The bonus increases as a percentage of base salary as the percentage of EPS increases over the prior year. The basics of the bonus plan have not changed materially in several years. Cash bonuses paid in 1994 were discretionary bonuses only.

  PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN.   On March 17, 1989, the Board
adopted the J. B. Hunt Transport Services, Inc. Management Incentive Plan (the "Plan"). The Plan consolidates all of the existing plans for payment of incentive compensation. Under the Plan, the Committee, the Chairman of the Board or the Chief Executive Officer of the Company, if so delegated, has authority to grant benefits to participants. Participation in the Plan is restricted to officers, directors, employees and consultants of the Company.

Factors used in establishing the size of awards granted under the Plan were as follows:

  1. Level of responsibility of executive.
  2. Level of existing stock ownership of executive.
  3. Increased revenue and earnings of the Company.
  4. Return on equity and assets of the Company.
  5. Executive's long-term potential with the Company.
  6. Debt/equity ratio of the Company.

  These factors were used in subjectively determining the amount of the stock awards. The Compensation Committee approved all executive stock awards for 1994.

  The Plan allows the Compensation Committee, the Chairman of the Board, or the Chief Executive Officer to make awards in the form of restricted stock, money credits, share units, performance units, stock options or SARs to eligible Plan participants. Any stock options or awards to be granted under the Plan are restricted to shares previously authorized for that purpose, i.e., 3,000,000 shares of Company stock. Since the Plan incorporates the 1984 Stock Option Plan, all options issued under the 1984 Plan are deducted from the 3,000,000 share limit to determine the number of options or awards that may be issued.
The Compensation Committee, or the Chairman of the Board or the Chief Executive Officer, as the case may be, is authorized to determine the amount, terms and conditions of any grant of incentive compensation under the Plan, subject to the share limitations stated above.

  Based on the above factors, the Company, approved by the Compensation Committee, granted 27,800 shares of restricted stock in the amount of $481,150 and 83,000 stock options at exercise prices of $17-18.50 per share to the top five executive officers in fiscal year 1994. The restricted shares vest over a period of four years. The options vest over a period of ten years.

  CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee has tried to set base salary and overall compensation for Messrs. Hunt and Thompson competitively with companies of similar size and aligned with companies which lead their respective industries. The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

  Cash bonuses for Messrs. Hunt and Thompson are determined by the previously mentioned formula relating bonuses to quarterly increases in EPS. Even though earnings went up, comparative annual EPS targets were not met. Consequently, total 1994 cash compensation of Messrs. Hunt and Thompson was down 9%. Bonus payments to Messrs. Hunt and Thompson were reduced by 80% for each executive.

  In accordance with the Committee's policy of aligning executive interest with the interest of stockholders, Mr. Thompson was granted 8,500 shares of restricted stock valued at $17.00 per share at the date of grant in fiscal year 1994. These shares vest over the next four years. Additionally, Mr. Thompson was granted 33,000 options at $17.00 which vest over a ten year period.

  Messrs. Hunt and Thompson's cash compensation are at the upper quartile of the NASDAQ peer group and in the upper and middle quartile respectively of the other peer groups.

  Relating to long-term compensation, Mr. Hunt, the founder of the Company and substantial stockholder, has never been granted any stock under the Management Incentive Plan. Mr. Thompson's long-term incentive compensation is in the mid-range of the comparable companies listed above.

  Additionally, both Messrs. Hunt and Thompson participate in the Company's 401(k) and profit sharing plans.

  1995 PERFORMANCE BASED COMPENSATION. For fiscal year 1995, the Company's previously established cash bonus program for the above named executives and officers that is in direct correlation to an increase in Company EPS remains in place at the date of this filing. Except for Mr. Hunt, the executives can earn no more than 65% of their base compensation determined by the percentage increase of 1995 over 1994 EPS. Mr. Hunt can earn a maximum of 265% of his base compensation determined by the percentage increase of 1995 over 1994 EPS.

  SUMMARY. The Committee has adopted the philosophy of the Company, i.e., that linking executive compensation to corporate performance results in aligning compensation with corporate goals and stockholder interests.



                                 1994 COMPENSATION COMMITTEE
                                 John A. Cooper, Jr., Chairman
                                 Fred K. Darragh, Jr.
                                 Lloyd E. Peterson



                               PERFORMANCE GRAPH


  The following graph presents a five year comparison of cumulative total returns for the Company, the S&P 500 composite index and the CRSP Index for NASDAQ Trucking and Transportation Stocks (CRSP Transportation Index). The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ traded trucking and transportation companies classified under SIC codes 37, 42, 44, 45 and 47. A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 1989 in Company Common Stock and in each of the indices.



                             '89  '90   '91   '92   '93   '94
                 J.B. Hunt   100   90   156   183   185   122
                 S&P 500     100   97   127   136   149   151
                 CRSP        100   78   113   138   168   152

                             PLAN RECONSIDERATION

   The Company considered proposing an Executive Performance Bonus Plan for approval by the stockholders and mentioned such a proposal in the Annual Report and 10-K filed with the SEC. Subsequently, the Company determined that recommendation and implementation of this plan should be deferred for further study. Consequently, the reference to the "Executive Performance Bonus Plan" contained in Part III, Item 12 of the Company's Annual Report on Form 10-K has been deleted from the version of these documents filed with the SEC and is not included in this proxy.



                                 PROPOSAL TWO
           PROPOSAL TO APPROVE THE AMENDED MANAGEMENT INCENTIVE PLAN



  The Company's Management Incentive Plan (the "Plan") was originally adopted and approved by the Board of Directors on March 17, 1989. The Plan was adopted for the purpose of providing key employees the opportunity to acquire a proprietary interest in the Company through the purchase or awarding of shares of Common Stock or the awarding of SARs, share units or money credits, thereby more closely aligning management's interests with that of the Company's stockholders.

  The stockholders of the Company are requested to approve the amended Plan which includes an increase in the number of shares reserved for issuance from 3,000,000 to 5,000,000. Each component of the Plan proposal has been approved by the Board of Directors.

  The Plan currently authorizes the granting of stock options, restricted stock, SARs, share units or money credits to purchase or acquire up to 3,000,000 shares of the Company's Common Stock. As of December 31, 1994, approximately 70,000 shares of Common Stock were available for issuance under the Plan. The Plan proposal would increase the maximum amount of shares authorized for issuance under the Plan to 5,000,000 subject to adjustment as provided in the Plan for certain changes in the Company's capital structure.

  In August 1993 Congress adopted the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), which provides that, among other things, publicly-held companies are limited as to business expense deductions for certain covered executive officers to the extent that such executive officers' compensation exceeds $1 million in any one year. The proposed regulations interpreting OBRA provide that stock options and SARs will be exempt under OBRA where such instruments are granted by a committee comprised of two or more outside directors and the grants are made pursuant to a plan which has been originally approved by the Company's Board of Directors. While the Plan satisfies these requirements, an additional condition to exemption requires that option plans set forth a maximum number of stock options or SARs that may be awarded to executive officers in any one year.
Thus, in order to comply with OBRA and avoid the possible loss of future federal income tax deductions attributable to stock options and SARs granted under the Plan, the Board has approved an amendment of the Plan that would establish 2% of the total shares authorized for issuance under the Plan, i.e., 2% of 5,000,000, as the maximum number of shares that may be subject to stock options, restricted stock, SARs, share units or money credits, or its dollar equivalent at the share's fair market value at date of grant, to an executive officer during any calendar year.

  The Board also recommends that the Plan be amended to set forth the performance based criteria which the Compensation Committee may impose to exempt the grants of stock awards, share units and money credits including but not limited to the following: revenue, EPS, return on assets, return on capital, return on investment, return on sales, productivity, market share, cash flow, generation of free cash, Common Stock price, operating expense ratios, quality, delivery performance or level of improvement in any of the foregoing. The Committee would select one or more of these criteria and establish the performance goals prior to or at the time that the stock, share unit or money credit awards are made (or within a permissible period thereafter) and the Committee would determine whether or not the goals have been satisfied prior to distributions.

  The Plan generally provides for the grant of stock options, restricted stock, SARs, share units or money credits which may be granted either alone or simultaneously in any combination.

  An option entitles the holder, upon exercise of such option, to receive from the Company shares of Common Stock. Such options do not meet the requirements for special tax treatment under the Code (nonqualified options). The options have an exercise price per share of not less than the fair market value of the underlying shares on the date of grant and exercise period of not more than ten years. Options may be exercised upon notice to the Company and payment of the option exercise price and any payroll taxes due. Additionally, if approved by the Compensation Committee, the exercise price for an option may also be satisfied by delivery of already owned shares of Common Stock, valued at its fair market value as of the time of exercise, or a combination of shares and cash, equal in the aggregate to the option price.

  An award of restricted stock is a grant of the Company's Common Stock subject to restriction set forth by the Compensation Committee.

  A SAR entitles the holder, upon exercise of such SAR, to receive from the Company shares of Common Stock, cash or any combination of the two as specified in the exercise request (but subject to approval of the Compensation Committee with respect to any cash payment) having an aggregate value equal to the product of (i) the excess of the fair market value on the date of exercise over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares for which such SAR may be exercised.

  A share unit entitles the holder, upon exercise, to receive from the Company shares of Common Stock, cash or any combination of the two as determined by the Compensation Committee. Each share unit is equivalent to one share of Company Common Stock, without dividend or voting privileges.

  A money credit entitles the holder, upon exercise, to receive from the Company shares of Common Stock, cash or any combination of the two as determined by the Compensation Committee. Each money credit is equivalent to one U. S. dollar.

  Under currently applicable provisions of the Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a nonqualified option, the optionee will be deemed to have received compensation in an amount equal to the difference between the market price and exercise price of the shares received on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee.

  Income tax consequences for restricted stock, SARs, share units and money credits vary by award, but generally compensation equal to the fair market value of the award will be recognized by the recipient at the time all rights and title of the award transfers to the recipient. The Company will generally receive a tax deduction at the same time and in the same amount as the award recipient recognizes the compensation.

  The Plan is scheduled to expire on March 1999.

  As noted above, the Plan provides that "key employees" of the Company are eligible to participate therein. The term "key employee" is defined to include employees, officers, directors, consultants and independent contractors who render services which tend to materially contribute to the success of the Company. Currently, the Company believes approximately 120 persons are eligible to participate in the Plan. No determination has been made with respect to the future recipients of awards under the Plan and it is not possible to specify the names or positions of persons to whom awards will be granted, or the number of shares, within the limitations of the Plan, to be covered by such awards. However, as required by SEC rules, the following table shows the number and dollar value benefit of all options granted during fiscal 1994 to (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) each of the four most highly compensated executive officers as a group, (iv) all current executive officers as a group, (v) all non-executive directors as a group, and
(vi) all non-executive officers and employees as a group:



                               NEW PLAN BENEFITS
                           MANAGEMENT INCENTIVE PLAN

                                                             NUMBER OF
NAME AND POSITION                          DOLLAR VALUE(1)   OPTIONS(2)
- -----------------------------------------------------------------------
J. B. Hunt                                       N/A             N/A
Chairman

Kirk Thompson                                    N/A            33,000
President and CEO

Bryan Hunt                                       N/A            16,000
Vice Chairman and
Assistant Secretary

Jerry Walton                                     N/A            18,000
Executive VP Finance
and CFO

Paul Bergant, Executive VP Marketing             N/A            16,000

Executive Group                                  N/A           105,000

Non-Executive Director Group                     N/A                 0

Non-Executive Officer Employee Group             N/A           286,750

(1) Dollar value is not determinable based upon closing price of Company's Common Stock at January 1, 1995. These options were granted at exercise prices ranging from $17.00 - $23.00 per share which was the fair market value of the underlying shares on the date of grant.

(2) Represents fiscal 1994 option grants.


  On January 1, 1995 the closing price of the Company's Common Stock, as listed on the NASDAQ Market, was $15.625 per share.

  Approval of the Plan proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock, in person or by proxy, and entitled to vote at the Annual Meeting.


     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                PROPOSAL THREE
                    RATIFICATION OF APPOINTMENT OF AUDITORS



  The Board of Directors has selected KPMG Peat Marwick LLP ("Peat Marwick") as the principal independent public accountants for fiscal year 1995 and recommends that the stockholders vote for ratification of such appointment. Peat Marwick has been the principal accountant for the Company since 1982. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

  Representatives of Peat Marwick will be present at the stockholders' meeting and will have an opportunity to make a statement to the stockholders, if desired, and will be available to respond to appropriate questions from the stockholders.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.



                            SECTION 16 REQUIREMENTS

  The Company's executive officers, directors and persons who own more than ten
(10) percent of the Company's Common Stock are required to file under the Securities and Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

  Based solely on information provided to the Company by individual directors, executive officers and persons who own more than ten (10) percent of the Company's Common Stock, the Company is not aware of any late filings.



                                   EXPENSES

  The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone or telegraphic communications, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.



                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting of stockholders must be received by the Secretary of the Company no later than December 13, 1995 for inclusion in the 1996 Proxy Statement and Form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14A under the Securities Exchange Act of 1934.

                                    GENERAL

  Proxies duly executed and returned by a stockholder, and not revoked prior to or at the meeting, will be voted in accordance with the instructions thereon.

  The management of the Company does not know of any business to be brought before the meeting other than described in this Proxy Statement, but it is intended that as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the persons acting thereunder.



  STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY ENCLOSED IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.



                              By Order of the Board of Directors



                                    JOHNELLE D. HUNT
                                       Secretary

                       J.B. HUNT TRANSPORT SERVICES, INC.
                 AMENDED and RESTATED MANAGEMENT INCENTIVE PLAN


                               I.  NAME; PURPOSE


     1.1 NAME. This instrument shall be known as the J.B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (the "Plan").

     1.2 PURPOSE. The Plan is designed to benefit certain key employees of J.B. Hunt Transport Services, Inc. and any entity in which J.B. Hunt Transport Services, Inc. or any subsidiary owns, directly or indirectly, a majority of the voting stock (collectively these entities shall be the "Company").

     The overall objectives of the Plan are to increase the long-term financial success of the Company, and increase the value of the Company to its stockholders, by:

          (a) attracting and retaining key personnel who are instrumental in the continued success of the Company; and

          (b) motivating key employees by providing them with the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

     1.3 OVERVIEW OF THE PLAN BENEFITS. The benefits to be provided under this Plan, although more specifically set out herein, are stock awards, share units, money credits, stock options, stock appreciation rights, or any combination of the foregoing (collectively the "Plan Benefits") subject to the terms and conditions stated in this Plan.


                           II. CREATION OF COMMITTEE;
                          ADMINISTRATION OF THE PLAN;
                               PARTICIPANTS; ETC.

     2.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of J.B. Hunt Transport Services, Inc. (the "Board"), comprised solely of two or more outside directors, unless another committee of the Board shall be designated. A director is an outside director if the director: (A) is not a current employee of the publicly held corporation; (B) Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (C) Has not been an officer of the Company; and (D) Does not receive remuneration, either directly or indirectly, in any capacity other than as a director.

     2.2 GRANT AND TERMS OF PLAN BENEFITS; ADMINISTRATION OF THE PLAN. The Committee, or the Chief Executive Officer of the company if delegated the authority pursuant to this section, may grant Plan Benefits to Participants (hereafter defined) on the terms and subject to the conditions stated in this Plan.

     The Committee shall, subject to the limitations of this Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of stock awards, money credits, share units, stock options or stock appreciation rights or combinations thereof, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the restriction and forfeiture provisions relating to restricted stock, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant provided that all stock options shall be granted in compliance with and subject to the terms of Section 6 of this Plan. The Committee may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant of Plan Benefits, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan.

     The Board may, in its discretion, delegate to the Chief Executive Officer of the Company the power and authority with respect to the selection of, and grants of Plan Benefits to, Participants subject to the rules, regulations and guidelines of general application prescribed by the Committee. Any reference in this Plan to the Committee shall be deemed to include the Chief Executive Officer if such person has been delegated the power and authority pursuant to the preceding sentence. However, the Chief Executive Officer may not participate in the selection of, and grants of stock options or stock appreciation rights (or other awards under this Plan if performance based and the Committee desires such awards to qualify for the compensation deduction exemption set forth in section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)")) to a "Covered Employee" as defined by Section 162(m). "Covered Employee" shall mean any employee of the Company if: (A) as of the close of the taxable year, such employee is the chief executive officer of the taxpayer or an individual acting in such a capacity, or (B) the total compensation of such employee for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four (4) highest compensated officers for the taxable year (other than the chief executive officer).

     The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting Plan Benefits each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board or the Committee.

     2.3 PLAN PARTICIPANTS. Unless denied the right to participate by specific sections hereof, the following persons shall be eligible to be participants in the Plan and, subject to the discretion of the Committee, received Plan
Benefits:

     (a)  employees of the Company;
     (b)  officers of the Company;
     (c)  directors of the Company; and
     (d)  consultants.

     The foregoing class of persons shall be referred to herein as "Participants."

     2.4 LIMITATION ON SHARES TO BE ISSUED; REVERSION OF UNEXERCISED SHARES. The maximum number of shares of common stock of the company, $0.01 par value (the "Common Stock"), to be issued pursuant to all grants made under the Plan shall be 5,000,000 shares, including shares already issued or to be issued pursuant to any previously exercised and outstanding options awarded under the J.B. Hunt Transport Services, Inc. Stock Option Plan of 1984 ("1984 Option Plan") or the J.B. Hunt Transport Services, Inc. Management Incentive Plan (the "Original MIP"). Shares awarded pursuant to grants made under either the 1984 Option Plan, the Original MIP or this Plan, which are not exercised for any reason (whether by reason of expiration, surrender, cancellation, termination or forfeiture) shall again be available for future grants.

     2.5 SHARES OF COMMON STOCK. Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the values of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purposes, and no Participant or employee or beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

     2.6 ADJUSTMENT PROVISIONS. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the maximum number of class of shares or other securities that may be issued or transferred under the Plan, and (b) the number of share units or the number and class of shares or other securities which are the subject of any grant, shall in each case be equitably adjusted. If an equitable adjustment cannot be made or the Board determines that further adjustment is appropriate to accomplish fairly the purposes of the Plan, the Board shall make such equitable adjustment under the Plan as it determines will fairly preserve the Plan Benefits to the Participants and the Company.

     2.7 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective immediately upon its approval by the stockholders. Awards may be made and shares may be issued pursuant to the Plan on or after its effective date pursuant to, and in accordance with, agreements for the issuance thereof entered into prior to the effective date. The Plan shall terminate ten years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after its termination, but termination shall not affect the rights of any Participant under any grants made prior to termination.

     2.8 LIMITATION OF PLAN BENEFITS. Plan Benefits granted to any Participant in any one year shall be limited to two percent (2%) of the total shares authorized for issuance under the Plan (i.e., 2% of 5,000,000).

     2.9 PERFORMANCE BASED CRITERIA. If the Committee determines that grants of stock awards, share units and money credits should be made to Participants in order to qualify for the compensation deduction exemption established by Section 162(m), the award shall be governed by this Section 2.9 of the Plan in addition to other applicable sections of the Plan. The Committee shall base such compensation solely on account of the attainment of one or more preestablished, objective performance goals. The performance goal must be established in writing by the Committee prior to the commencement of the services to which the performance goal relates, but no later than ninety (90) days after the commencement of the service period to which it relates, and while the outcome is substantially uncertain (i.e., before 25 % of the performance period has elapsed). Performance goals may be based on one or more criteria: revenue, EPS, return on assets, return on capital, return on investment, return on sales, productivity, market share, cash flow, generation of free cash, Common Stock price, operating expense ratios, quality, delivery performance or level of improvement in any of the foregoing.

     The written performance goal for a Covered Employee must be based on an objective formula or standard for performance-based compensation, such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee and must specify the individual employees or class of employees to which it applies. Once established, the Committee shall not be entitled any discretion to increase the amount of grants under the Plan that would otherwise be due upon attainment of the performance goal. The Committee shall obtain stockholder approval of the performance goal prior to the payment of the compensation.

     The Committee must certify in writing, prior to the grant of restricted stock, stock awards, share units and money credits that all of the performance goals and other material terms of the arrangement for payment of the grants has been met. This section of the Plan shall not apply to an award to a Participant unless the Committee has determined that such award should qualify for the compensation deduction exemption of
Section 162(m).


                               III. STOCK AWARDS

     3.1 FORM OF AWARD. Stock awards, whether performance awards or fixed awards, may be made to selected Participants in the form of shares of Common Stock, but which may be forfeitable and/or with restrictions or transfer in any form as hereinafter provided.

     3.2 PERFORMANCE AWARDS. Awards may be made in terms of a stated potential maximum number of shares, with the actual number earned to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a period or periods of not less than one or more than ten years. No interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of the level of achievement specified in the award, and the time of vesting thereafter shall be specified in the award.

     3.3 FIXED AWARDS. Awards may be made to Participants which are not contingent on the performance of objectives but which are contingent on the Participant's continuing in the employ of the Company, rendering consulting services or refraining from competitive activities for a period to be specified in the award, which period shall not be less than one year.

     3.4 RIGHTS WITH RESPECT TO RESTRICTED SHARES. Awards may be made in the form of shares which are subject to restrictions or transfer, as determined by the Committee. Unless otherwise provided by the Committee, the Participant who receives shares of restricted Common Stock shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

     3.5 TERMS AND CONDITIONS. Awards shall contain such terms and conditions as the Committee shall specify, including without limitation, restrictions on the sale or other disposition of the shares, or the forfeiture of the awards upon termination of employment prior to the expiration of a designated period of time or the occurrence of other events. In addition, shares of restricted Common Stock issued pursuant to an award shall be released from the restrictions at the times determined by the Committee. The award shall be paid to the Participant either in shares of Common Stock having a fair market value equal to the maturity value of the award, or in cash equal to the maturity value of the award, or in such combination thereof as the Committee shall determine.

                                IV. SHARE UNITS

     4.1 CREDITS. The Committee may in its discretion provide that a Participant shall receive a credit of share units, each of which is equivalent to a share of Common Stock except for the power to vote and the entitlement to current dividends.

     4.2 RIGHTS WITH RESPECT TO SHARE UNITS. If share units are credited to a Participant, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units may, in the discretion of the Committee, be paid to the Participant as and when paid, or converted into additional share units which shall be credited to the Participant and held until later forfeited or paid out. Share units may be paid to the Participant in the form of cash or shares of Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.


                                V. MONEY CREDITS

     5.1 CREDITS. The Committee may in its discretion provide that a Participant shall receive a credit of money credits, which shall be in units of a dollar or a fraction thereof.

     5.2 RIGHTS WITH RESPECT TO MONEY CREDITS. If a Participant is credited with money credits, a money account shall be established for the Participant which shall be credited with interest equivalents on amounts previously credited to the account, or an amount equal thereto paid to the Participant, on a calendar quarter basis compounded and at such rate as the Committee determines to be appropriate from time to time. Money credits may be paid to the Participant in the form of cash or shares of the Company's Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.


                               VI.  STOCK OPTIONS

     6.1 STOCK OPTION PLAN. By action of the Board in 1984, and after approval by the Stockholders, the Company adopted the 1984 Option Plan. The 1984 Option Plan was modified in March of 1989 to increase the authorized shares to 2,000,000 and the Old MIP is amended by this Plan to increase the authorized shares to the level set out in Section 2.4 of this Plan. This section 6 sets out the 1984 Option Plan, as modified, and it shall become a portion of the Plan.

     6.2 OPTIONS ISSUED UNDER 1984 OPTION PLAN. All stock options issued pursuant to the 1984 Option Plan shall be governed by the terms and conditions set forth in the 1984 Option Agreement.

     6.3  STOCK SUBJECT TO THE PLAN.

     (a) Options may, from time to time on and after the effective date of this Plan, be granted to key employees of the Company or its affiliates to purchase not more than the aggregate number of shares of stock (subject to adjustment in accordance with paragraph 6.3(b) reserved in accordance with Section 2.4 of the Plan). As the Committee may determine from time to time, the shares may consist either in whole or in part of shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option has not been exercised shall continue to be available under the Option Plan.

     (b) If there shall be any change in the stock subject to the Plan or the stock subject to any option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Committee to the aggregate number of shares subject to the Plan and the number of shares and price per share subject to outstanding options in order to preserve, but not to increase, the benefits of the optionee; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option outstanding hereunder shall terminate, unless the surviving corporation shall (subject to any applicable provisions of the Internal Revenue Code) assume (with appropriate changes) the outstanding options or replace them with new options of comparable value (in accordance with Section 425(a) of the Internal Revenue
          Code). Notwithstanding the preceding provisions, if such surviving corporation does not so assume or replace the outstanding options hereunder, each optionee shall have the right immediately prior to such merger, consolidation, or reorganization to exercise all his outstanding option(s), whether or not the options have matured.

     6.4 ELIGIBILITY. Persons who shall be eligible to have granted to them the options provided for by this Option Plan shall be those persons set out in
Section 2.3 of the Plan, as the Committee in its sole discretion shall determine.

     6.5 ADMINISTRATION OF THE PLAN. The Option Plan shall be administered as set forth in Section 2 of the Plan.

     6.6(a)  PURCHASE PRICE; TERMS; EXERCISE OF OPTIONS.

     (1)  Calculation of Purchase Price.  The purchase price of the Common Stock
          -----------------------------
          under each stock option shall be 100% of the fair market value of the Common Stock on the date of grant (the "Purchase Price"). The fair market value of the Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange or the National Market System of the National Association of Securities Dealers Automated Quotations, the highest closing price of the Common Stock on such exchange or system on the day the option is granted or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock, or, (ii) if the principal market for the Common Stock is not one of the markets noted in 6.6(a)(1)(i) and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day on such System, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked price for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Commissioner of Internal Revenue relating to the stock options. The Purchase Price shall be subject to adjustment as provided in paragraph 2(b) hereof.

     (2)  Payment of Purchase Price.  The Purchase Price shall become due
          -------------------------
          immediately upon exercise of the option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion either at the time the option is granted or at the time it is exercised, to make the option payable in one of the alternative forms specified below:

                    (i) full payment in shares of Company Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the Purchase Price; or

                    (ii) a combination of shares of Company Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the Purchase Price.

               For purposes of this paragraph 6.6(a)(2), the Exercise Date shall be the date on which the Company receives written notice of the exercise of the option, together with payment of the Purchase Price in the form authorized by the Committee.

     (b)  Terms and Conditions of Options.  Each option granted pursuant to this
          -------------------------------
          Option Plan shall be evidenced by a written Stock Option Agreement (the "Agreement") executed by the Company and the person to whom such option is granted (the "Optionee"). The term of each option shall be for such a period of time, not more than eleven years from the date it is granted, as the Committee may determine. All options granted under this Option Plan shall expire on the earlier of (i) the term set by the Committee or (ii) 90 days after the Optionee's death, disability or retirement, or (iii) termination (for any reason) of the Optionee's employment with the Company. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution. In addition, the Agreement may contain such other terms, provisions and conditions as may be determined by the Committee (and not inconsistent with this Option Plan) including, without limitation, provisions relating to the effect upon exercisability of the death or termination of employment of the Optionee, the extension of credit to optionees by the Company or the guarantee by the Company of loans to optionees from third parties to finance the exercise of options granted hereunder, and relating to the exercise of stock appreciation rights with respect to options granted hereunder.

     (c)  Exercise of Option.  The option shall be exercisable at any time and
          ------------------
          from time to time pursuant to the exercise schedule and in accordance with the terms of the Agreement as follows:

          (1)  Exercise Schedule.  The option shall be exercisable in ten equal
               -----------------
               annual installments of 10% each of the total number of shares for which this option is granted beginning on June 1 of each year, and each June 1 of succeeding years thereafter.

          (2)  Method of Exercise.  The option shall be exercisable by a written
               ------------------
               notice delivered by the Optionee (or other person exercising the option) to the Committee. The notice shall be addressed to the Committee c/o Mr. Kirk Thompson, J.B. Hunt Transport, Inc., P.O. Box 130, Lowell, Arkansas 72745. The notice shall:

                    (i) state the election to exercise the option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                    (ii) contain such representations and agreements as to the investment intent of the person exercising the option with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                    (iii) be signed by the person or persons entitled to exercise the option and, if the option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                    (iv) be accompanied by payment to the Company of the full
               Purchase Price of the shares with respect to which the option is exercised. The Purchase Price shall be paid in cash or cash equivalents, unless the Committee notifies the person of a different manner of payment pursuant to Section 6.6(a)(2) of this Option Plan.

     (3)  Conditions to be Satisfied Prior to Issuance of Common Stock.  The
          ------------------------------------------------------------
          Company shall not be required to issue or deliver any certificates for shares of common Stock purchased upon the exercise of an option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable or, (ii) prior to receiving an opinion of counsel, satisfactory to the Company, that the sale or issuance of such shares is exempt from these registration or qualification requirements.

     (4)  Restrictions on Exercise.  As a condition to his exercise of this
          ------------------------
          option, the Company may require the person exercising the option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.7 STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Purchase Price of the sales when subject to exercise under such option from the fair market value of the stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares or Common Stock valued at their fair market value on the date of surrender of such option or in cash or partly in shares and partly in cash. Acceptance of such a surrender and the manner of payment to the Participant shall be in the discretion of Committee.

     6.8 LOANS OR GUARANTEE OF LOANS. The Committee may authorize the extension of a loan to an Optionee by the Company (or the guarantee by the Company of a loan obtained by an Optionee from a third party) in order to assist an Optionee to exercise an option granted under the Option Plan. The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted without security, the maximum credit available being the exercise price of the option sought to be executed plus any federal and state income tax liability incurred upon exercise of the option.

     6.9 TERMINATION AND NEW GRANT OF OPTIONS. The Board shall have the authority to effect, at any time and from to time, with the consent of the affected Optionees, the termination of any or all outstanding options under the Option Plan and to grant in substitution therefor new options under the Option Plan covering the same or different numbers of shares of Common Stock but having a Purchase Price per share not less than fair market value on the new grant date.

     6.10 USE OF PROCEEDS. Proceeds realized from the sale of Common Stock pursuant to options granted under the Option Plan shall constitute general funds of the Company.

     6.11 AMENDMENT, SUSPENSION, OR TERMINATION OF THE OPTION PLAN.

     (a) The Board may at any time suspend or terminate the Option Plan, and may amend it from to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 6.3(b) hereof, the Board shall not amend the Option Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

               (i) To increase the maximum number of shares subject to the Option Plan; or

               (ii) To change the designation or class of persons eligible to receive options under the Option Plan.

     (b) Unless the Option Plan theretofore shall have been terminated, the Option Plan shall terminate ten years after the effective date as set forth in Section 2.7 of the Plan. No option may be granted when the Option Plan has been suspended, or after the termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any option theretofore granted to him under the Option Plan.

                        VII. STOCK APPRECIATION RIGHTS

     7.1 GRANTS. Rights may be granted to selected Participants entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted simultaneously with or prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise.


                      VIII.  INDEMNIFICATION OF COMMITTEE

     8.1 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties.


                                IX.  AMENDMENTS

     9.1 AMENDMENTS. The Plan may be amended or terminated by the board at any time and in any respect, except that no amendment may be made without the approval of the stockholders of the Company if such amendment would--

     (a) increase the maximum number of shares of Common Stock available for issuance under the Plan;

     (b) modify the class of eligible employees who are Participants in the Plan; or

     (c) materially increase Plan Benefits accruing to Participants under the Plan.

Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretation in tax, securities or other applicable laws.

_______________________________________________________________________________

                            J. B. HUNT TRANSPORT SERVICES, INC.

                    PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
  P                     ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 1995

  R The undersigned hereby constitute(s) and appoint(s) J. B. HUNT and KIRK THOMPSON as Proxies, each with the power to appoint his substitute, and
  O hereby authorizes the Proxies, or either of them, to represent and vote as designated on this proxy card all of the shares of common stock of J. B.
  X HUNT TRANSPORT SERVICES, INC. held of record by the undersigned on March 10, 1995, at the Annual Meeting of Stockholders to be held on May 11,
  Y   1995, and any adjournment thereof.

      ELECTION OF DIRECTORS, NOMINEES:
      J. B. Hunt, Johnelle D. Hunt, J. Bryan (Bryan) Hunt, Jr.,
      Kirk Thompson, John A. Cooper, Jr., Fred K. Darragh, Jr.,
      Wayne Garrison, Gene George, Thomas L. Hardeman,
      Lloyd E. Peterson

      COMMENT/CHANGE OF ADDRESS:

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________
      (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                  _____________
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  _____________
________________________________________________________________________________

________________________________________________________________________________
  [X] Please mark your votes as in this example.
                                                                          2600
                                                                          ----
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
________________________________________________________________________________
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
________________________________________________________________________________
  1. Election of Directors (see reverse)
          FOR         WITHHELD
          [_]           [_]

  For, except vote withheld from the following nominee(s):

________________________________________________________________________________

  2. To approve the amended Management Incentive Plan.
          FOR         AGAINST         ABSTAIN
          [_]           [_]             [_]

  3. To ratify the appointment of KPMG Peat Marwick as the principal independent public accountants for fiscal year 1995.
          FOR         AGAINST         ABSTAIN
          [_]           [_]             [_]

  4. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

          [_] Change of Address/Comments on Reverse Side


  SIGNATURE(S) ______________________________________________ DATE _____________
  NOTE: Please mark, sign, date and promptly return this proxy card in the enclosed envelope. Please sign exactly as your name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
________________________________________________________________________________